UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 13, 2022

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

505 MILLENNIUM DRIVE
ALLEN, TX 75013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PFSW	Nasdaq	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02 Item Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Company’s Form 8-K filed with the SEC on July 6, 2021, the Company’s Compensation Committee approved the payment of certain transaction related cash bonuses to Mr. Michael C. Willoughby, the Company's Chief Executive Officer, and Mr. Thomas J. Madden, the Company's Chief Financial Officer contingent upon a change in control of the Company in connection with its strategic alternatives initiative. As the term of the underlying transaction bonuses agreements were contingent upon a Company sale occurring on or prior to April 1, 2022, the Company’s Compensation Committee on May 13, 2022 approved, for incentive and retention purposes, new transaction bonuses (to substitute in their entirety the expired transaction bonuses) to be paid in cash on the same terms as the previously approved transaction bonuses, except for providing that a Company sale instead must occur on or prior to December 31, 2022, in order for the bonuses to be payable. Pursuant to the terms of the transaction bonuses, Messrs. Willoughby and Madden will each be eligible to receive a cash payment equal to 0.255% and 0.225%, respectively, of the total “transaction value” received by the Company upon a change in control of the Company. For purposes of the calculation of the transaction bonuses, “transaction value” will have the same meaning as set forth in the engagement letter with Raymond James, the investment banking firm working with the Company on the strategic alternatives initiative. The bonuses will be paid as soon as practicable upon the closing of any such transaction, but in no event later than 30 days of the closing of a transaction. The transaction bonuses for Messrs. Willoughby and Madden provide a full gross up if the transaction bonus along with all other compensation constitute “parachute payments” that will be subject to the excise tax. If the Company experiences a change in control, the gross up payment, if any, will be equal to the sum of the excise tax payable by the executive, plus the amount necessary to put the executive in the same after-tax position (taking into account any and all applicable federal, state, local and foreign income, employment and excise taxes, including the excise tax and any income and employment taxes imposed on the gross-up payment) that the executive would have been in if the executive had not incurred any tax liability under Section 4999 of the IRS Code. If owed, the Company shall pay to the executive, no later than the time the excise tax is required to be paid by the executive or withheld by the Company.

A copy of the form Transaction Bonus Agreement entered into between the Company and certain executives of the Company, including Mr. Willoughby and Mr. Madden, relating to a change in control of the Company in connection with its strategic alternatives initiative is filed herewith as Exhibit 5.2.

As disclosed in the Company’s Form 8-K filed with the SEC on January 24, 2022, the Company on January 20, 2022, amended the terms of the transaction bonus agreement with Zach Thomann, the Company’s Chief Operating Officer and President of Priority Fulfillment Services, Inc.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
5.2	Form Transaction Bonus Agreement
104	Cover Page Interactive Data file, formatted in Inline XBRL

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: May 16, 2022	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial Officer